Exhibit 99.2

Interim Report

JANUARY-SEPTEMBER 2021

AR PACKAGING GROUP AB

Condensed consolidated income statement

Amounts in thousands EUR	Note	Nine months ended September 30, 2021
Net sales	2	708 138
Cost of sales		-571 953

Gross profit		136 185

Selling expenses		-28 372
Administrative expenses		-44 377
Research and development costs		-1 142
Other operating income		6 671
Other operating expenses		-10 517

Operating profit/loss		58 448

Finance income		772
Finance cost		-37 907

Net finance costs		-37 135

Profit/loss before tax		21 313

Income tax expenses		-7 702

Profit/loss for the period		13 611

Attributable to:
Owners of the Company		13 535
Non-controlling interests		76

Profit/loss for the period		13 611

CONSOLIDATED INCOME STATEMENT 3	3

Condensed consolidated statement

of other comprehensive income

Amounts in thousands EUR	Nine months ended September 30, 2021
Profit/loss for the period	13 611

Other comprehensive income:
Items that are or may be reclassified subsequently to profit or loss:
Foreign operations – foreign currency translation differences	–1 531
Cash flow hedges – effective portion of changes in fair value	2
Related tax	0

Items that will not be reclassified to profit or loss:
Re-measurement gains (losses) on defined benefit plans	0
Related tax	0

Other comprehensive income for the period, net of tax	-1 529

Total comprehensive income for the period	12 082

Total comprehensive income for the period attributable to:
Owners of the Company	11 948
Non-controlling interests	134

Total result for the period	12 082

4	CONSOLIDATED STATEMENT OF OTHER COMPREHENSIVE INCOME

Condensed consolidated balance sheet

Amounts in thousands EUR	September 30, 2021
ASSETS
Non-current assets
Intangible assets	345 643
Property, plant and equipment	289 382
Non-current financial assets	1 311
Financial investment	554
Deferred tax assets	19 041

Total non-current assets	655 931

Current assets
Inventories	122 571
Trade receivables	156 131
Other receivables	21 891
Prepaid expenses and accrued income	10 039
Cash and cash equivalents	82 094

Total current assets	392 726

TOTAL ASSETS	1 048 657

CONSOLIDATED BALANCE SHEET	5

Condensed consolidated balance sheet

Amounts in thousands EUR	September 30, 2021
EQUITY AND LIABILITIES
Equity
Share capital	60
Share premium	21 034
Reserves	-9 752
Retained earnings including profit/loss for the period	20 113

Equity attributable to owners of the Company	31 455
Equity attributable to non-controlling interest	1 577

Total equity	33 032

Non-current liabilities
Non-current interest-bearing borrowings	47 944
Deferred tax liabilities	50 868
Provision for defined benefit pension	43 863

Total non-current liabilities	142 675

Current liabilities
Current interest-bearing borrowings	692 980
Trade payables	87 661
Other payables	24 541
Accrued expenses and deferred income	54 525
Income tax liability	3 174
Provisions	10 069

Total current liabilities	872 950

TOTAL EQUITY AND LIABILITIES	1 048 657

6	CONSOLIDATED BALANCE SHEET

Condensed consolidated statement of cash flows

Amounts in thousands EUR	Nine months ended September 30, 2021
Cash flows from operating activities
Profit/loss before tax	21 313
Depreciation/amortization	47 871
Other non-cash items	4 869
Income tax paid	-10 538

Cash flows from operating activities before change in working capital	63 515

Increase/decrease in inventory	-4 031
Increase/decrease in trade receivables, other receivables, prepaid expenses and accrued income	-27 328
Increase/decrease current liabilities	19 599

Net cash from operating activities	51 755

Cash flows from investing activities
Acquisition of operations/subsidiaries, net cash	-33 206
Acquisition of property, plant and equipment	-15 132
Acquisition of intangible assets	-732
Proceeds from sale of property, plant and equipment	651

Net cash from investing activities	-48 419

Cash flows from financing activities
Proceeds from borrowings	3 536
Repayment of borrowings	-13 870

Net cash from financing activities	-10 334

Net decrease/increase in cash and cash equivalents	-6 998
Cash and cash equivalents at beginning of year	89 545
Effect on movements in exchange rates in cash held	-453

Cash and cash equivalents at end of this period	82 094

CONSOLIDATED STATEMENT OF CASH FLOW	7

Condensed consolidated statement of changes in equity

Amounts in thousands EUR	Share capital	Share premium	Currency translation reserve	Hedging reserve	Retained earnings incl. profit/loss for the period	Total	Non- controlling interests	Total equity
Opening balance 2021-01-01	60	21 034	-8 663	498	6 578	19 507	1 443	20 950
Profit for the period					13 535	13 535	76	13 611
Other comprehensive income for the period			-1 589	2	0	-1 587	58	-1 529
Total comprehensive income	0	0	-1 589	2	13 535	11 948	134	12 082

Closing balance 2021-09-30	60	21 034	-10 252	500	20 113	31 455	1 577	33 032

8	EQUITY

NOTE 1 – BASIS OF PREPARATION

These unaudited interim condensed consolidated financial statements as of September 30, 2021 and for the nine month period then ended, have been prepared to meet the reporting requirements of Rule 3-05 of Regulation S-X and in accordance with International Accounting Standard 34, Interim Financial Reporting (IAS 34).

These interim consolidated financial statements do not include all of the information and disclosures required in the annual financial statements. These financial statement should be read in conjunction with the financial statements for the year ended December 31, 2020. In the opinion of management, the unaudited interim consolidated financial statements reflect all adjustments which management considers necessary for a fair presentation of such financial statements for the periods presented. The results for the interim periods presented are not necessarily indicative of the results that may be expected for the entire fiscal year. The group has applied the same accounting principles and conditions as in the financial statement for the year ended December 31, 2020. The consolidated interim financial statements are not presented in accordance with International Accounting Standard 1, Presentation of Financial Statements, as they do not include comparative figures, which constitute a departure from International Financial Reporting Standards as issued by the International Accounting Standards Board.

NOTE 2 – REVENUE

Net sales per nature of income	Nine months ended September 30, 2021
Sales of goods
Sale of packaging	691 065
Sales of technical solutions	10 978
Sale of services	2 808
Other	3 287

Total	708 138

Of total sales of goods TEUR 697 160 is accounted for at point in time and TEUR 10 978 is accounted for over time. All revenue from sale of services and other sales is accounted for at point in time. Normal payment terms are 30 - 90 days.

The consolidated net sales per geographical market are distributed based on locations of the customers:

Net sales per geographical market	Nine months ended September 30, 2021
Western Europe	453 570
Eastern Europe	187 516
Rest of the world	67 052

Total	708 138

The largest individual countries is Germany with sales of TEUR 126 142, United Kingdom with sales of TEUR 87 972 and Poland with sales of TEUR 82 691.

Net sales to our two biggest customers amounted to total TEUR 177 481, individual sales to the two customers amounting to TEUR 118 477 and TEUR 59 004 respectively.

The consolidated net sales per geograhical market are distributed based on locations of the customers

CONTRACT BALANCES

Information on receivables, contract assets and contract liabilities from contracts with customers is summarized below:

September 30, 2021
Receivables included in trade receivables and other receivables	156 131
Contract assets	—
Contract liabilities	754

Contract liabilities mainly relate to advances from customers for the development of machines.

NOTE 3 – FINANCIAL INSTRUMENTS

Valuation principles for financial instruments as described in the financial statement for the year ended December 31, 2020 have been consistently applied throughout the reporting period. The below table provides the fair value measurement hierarchy of the Group’s financial assets and liabilities.

Valuation at fair value for currency futures is based on published forward rates in an active market.

AR Packaging agreed to pay additional consideration when they acquired BSC in 2020. The additional consideration of TEUR 904 is calculated as 50% of any positive difference to EBITDA in 2021 as compared to EBITDA in 2018. The earn-out is based on forecasted EBITDA and discounted to the valuation date. At 30 September 2021 the contingent consideration was TEUR 904.

September 30, 2021	Carrying amount	Fair value	Hierarchy level
Assets measured at fair value
Hedge accounting
Currency forward contract	3 706	3 706	2

Fair value through income statement
Fair value option shares	554	554	1

Assets for which fair value is disclosed
Non-current financial assets	1 311	1 311
Trade receivables	156 131	156 131
Other receivables	18 185	18 185
Accrued income	10 039	10 039
Cash and cash equivalents	82 094	82 094

Liabilities measured at fair value
Provision contingent consideration	904	904	3
Hedge accounting
Currency forward contract	3 862	3 862	2

Liabilities for which fair value is disclosed
Interest bearing borrowings
Loan from shareholder	50 000	50 000
Loans from credit institutions	648 442	648 442
Lease contract	52 858	52 858
Other loans	3 011	3 011
Trade payables	87 661	87 661
Other payables	20 679	20 679

Provision contingent consideration
Opening Balance			1 600
Payments during the period			-696

Closing Balance			904

CONSOLIDATED NOTES	9

NOTE 4 – ACQUSITION OF FIRSTAN HOLDINGS LTD

ACQUSITION OF FIRSTAN HOLDINGS LTD

Effective as per January 15th 2021 the Group acquired 100% of the share capital of the UK company Firstan Holdings Ltd. The UK based Firstan Holdings Ltd is a leading independent folding carton manufacturer within the food and healthcare segment with focus on quality, customer service and operational efficiency. Its factory, located in Godmanchester, Cambridgeshire, is a streamlined production facility with best in class machinery and operating systems. The company is an attractive addition to the Group’s product offering and is of significant strategic importance to strengthen the group’s position on the UK market. The Group has concluded that the acquired set is a business. The total consideration was paid in cash. If the acquisition had occurred on 1 January 2021 management estimates that the effect on consolidated net sales would have been TEUR 22 191 and profit for the period TEUR 2 156.

Identifiable assets acquired and liabilities assumed at acquisition date	TEUR
Intangible assets	4 000
Property, plant and equipment	8 908
Inventory	2 890
Trade and other receivables	6 152
Cash and cash equivalents	3 298
Deferred tax liability	-783
Other provisions	-484
Financial liabilities	-3 256
Trade and other payables	-6 396

Total identifiable net assets	14 329

Goodwill	22 175

Total consideration transferred	36 504

The fair value of trade receivables is TEUR 5 081. The full amount is expected to be collectible.

Goodwill

Goodwill arising from the transaction has been recognized as follows:

Consideration – outflow of cash, net of cash acquired	TEUR
Consideration transferred	36 504
Fair value of identifiable net assets	–14 329

Goodwill	22 175

The goodwill of TEUR 22 175 arising from the acquisition is attributable mainly to the synergies expected to be achieved from integrating the acquired operations into AR Packaging Group. None of the goodwill recognized is expected to be deductible for income tax purposes.

NOTE 5 – EFFECT OF COVID 19

As a company we are more resilient than many other businesses.

With regards to Covid-19, our estimate is that we have had a negative impact of the top line for the group of around 2%. Operationally, we have been able to handle the situation quite well, with no major disturbances in the supply chain to our customers. Our production facilities have been running without standstill and we have created good routines for our employees at our plants.

NOTE 6 – SIGNIFICANT EVENTS AFTER THE BALANCE SHEET DATE

The Company has evaluated subsequent events through January 7, 2022.

On the 1st of November 2021, Graphic Packaging Holding Company Announces Completion of AR Packaging Acquisition; Strengthening Global Market Position in Fiber-Based Packaging Solutions.

10	CONSOLIDATED NOTES

ARPACKAGING

AR Packaging is a group of specialised plants with vast experience and unique competencies in each field. We offer sustainable and attractive packaging to customers looking for a long term partner delivering cutting edge solutions.

AR-PACKAGING.COM
+46 (0) 46 287 33 00